File Pursuant to Rule 433
                                                         File No.: 333-132809-08



IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

FFMLT 2006 FF6
STATE


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.


----------------------------------------------------------------------------------------------------------------------------
                                                                               Weighted
                                    Pct. Of    Weighted   Weighted               Avg.
                                    Pool By      Avg.       Avg.      Avg.     Combined    Wt. Avg.                  Pct.
          Number of   Principal    Principal    Gross     Current   Principal  Original   CLTV incld   Pct. Full    Owner
Criteria    Loans      Balance      Balance     Coupon      FICO     Balance     LTV         SS.          Doc      Occupied
----------------------------------------------------------------------------------------------------------------------------
AL               28    $2,929,694       0.79%      7.62%       639   $104,632     80.06%       98.35%      92.78%     98.81%
AR                9      $696,862       0.19%      7.70%       654    $77,429     82.12%       97.20%      74.62%     93.44%
AZ               44    $7,941,032       2.14%      7.37%       654   $180,478     79.51%       94.45%      87.38%    100.00%
CA              202   $68,738,643      18.53%      7.08%       669   $340,290     79.34%       95.44%      83.41%     98.81%
CO               51    $9,633,918       2.60%      7.60%       639   $188,900     80.06%       96.85%      86.36%    100.00%
CT               11    $2,266,447       0.61%      7.16%       660   $206,041     77.73%       93.17%      84.08%    100.00%
DC                1      $440,000       0.12%      7.13%       670   $440,000     80.00%      100.00%     100.00%    100.00%
DE                3      $389,228       0.10%      7.81%       617   $129,743     80.00%       99.99%     100.00%    100.00%
FL              150   $28,748,830       7.75%      7.56%       659   $191,659     80.71%       97.74%      65.51%     98.59%
GA              113   $15,199,401       4.10%      7.51%       651   $134,508     80.39%       98.23%      86.19%     98.45%
IA                9      $782,722       0.21%      7.91%       638    $86,969     82.23%       99.26%     100.00%    100.00%
ID                8      $914,790       0.25%      7.35%       655   $114,349     80.00%       99.41%     100.00%    100.00%
IL              155   $23,904,943       6.44%      7.60%       658   $154,225     80.35%       97.68%      67.51%     99.72%
IN               63    $5,370,147       1.45%      8.16%       628    $85,240     83.39%       94.50%      67.32%     99.08%
KS                7      $810,135       0.22%      7.54%       663   $115,734     81.13%       96.62%      57.02%    100.00%
KY                2      $214,506       0.06%      8.60%       670   $107,253     88.40%       88.40%      80.84%     80.84%
LA               14    $1,798,530       0.48%      7.82%       611   $128,466     80.00%       97.96%      93.55%    100.00%
MA               37    $7,768,481       2.09%      7.23%       667   $209,959     77.42%       93.60%      90.80%     94.28%
MD               33    $7,485,633       2.02%      7.29%       666   $226,837     80.73%       97.37%      83.46%    100.00%
ME                4      $442,478       0.12%      7.18%       683   $110,619     80.00%      100.00%     100.00%    100.00%
MI               71   $10,279,202       2.77%      7.78%       640   $144,777     80.95%       93.18%      62.79%     95.33%
MN               45    $8,149,015       2.20%      7.68%       657   $181,089     81.40%       98.95%      56.51%    100.00%
MO               39    $4,850,105       1.31%      7.78%       644   $124,362     81.43%       96.73%      84.14%    100.00%
MS                7      $945,727       0.25%      7.55%       660   $135,104     80.00%      100.00%      58.22%    100.00%
NC               96   $12,399,815       3.34%      7.55%       647   $129,165     81.36%       98.74%      88.20%    100.00%
ND                2      $223,772       0.06%      8.08%       610   $111,886     80.00%       98.39%     100.00%    100.00%
NE                5      $590,539       0.16%      7.53%       632   $118,108     79.88%       99.87%     100.00%    100.00%
NH                2      $874,898       0.24%      7.48%       667   $437,449     86.53%       86.53%     100.00%    100.00%
NJ               27    $6,348,431       1.71%      7.37%       665   $235,127     79.19%       94.56%      45.42%    100.00%
NM               18    $1,894,748       0.51%      7.36%       650   $105,264     78.35%       92.80%      77.34%     77.85%
NV               27    $7,161,884       1.93%      7.35%       652   $265,255     79.69%       94.64%      79.78%     97.49%
NY               86   $19,581,232       5.28%      7.28%       681   $227,689     81.01%       96.61%      50.93%     99.58%
OH              100   $12,526,511       3.38%      7.49%       639   $125,265     80.27%       95.16%      92.59%     99.61%
OK                9    $1,029,769       0.28%      7.63%       651   $114,419     80.00%       98.86%     100.00%    100.00%
OR               64   $10,513,437       2.83%      7.45%       651   $164,272     81.37%       97.50%      86.77%    100.00%
PA               43    $5,274,742       1.42%      7.46%       647   $122,668     80.17%       97.12%      85.06%    100.00%
RI                5    $1,066,622       0.29%      7.31%       658   $213,324     80.00%      100.00%      87.11%    100.00%
SC               31    $3,668,273       0.99%      7.32%       649   $118,331     80.69%       98.64%      81.75%    100.00%
SD                4      $459,631       0.12%      7.12%       690   $114,908     80.00%      100.00%      74.84%    100.00%
TN              112   $12,736,379       3.43%      7.58%       641   $113,718     80.20%       99.16%      90.21%    100.00%
TX              272   $30,964,227       8.35%      7.55%       646   $113,839     79.92%       97.18%      78.65%     99.69%
UT               88   $12,306,032       3.32%      7.23%       647   $139,841     80.31%       98.51%      94.00%     99.49%
VA               20    $3,900,728       1.05%      7.23%       663   $195,036     80.33%       94.47%      54.68%     98.05%
WA               55    $9,544,034       2.57%      7.19%       658   $173,528     80.13%       96.55%      91.03%    100.00%
WI               45    $6,694,573       1.80%      7.69%       642   $148,768     81.63%       94.57%      66.04%     98.91%
WV                2      $223,176       0.06%      7.79%       593   $111,588     79.99%       99.98%     100.00%    100.00%
WY                3      $329,869       0.09%      8.17%       628   $109,956     80.00%      100.00%      65.10%    100.00%
----------------------------------------------------------------------------------------------------------------------------
Total:        2,222  $371,013,790     100.00%      7.42%       656   $166,973     80.24%       96.61%      78.16%     99.01%
----------------------------------------------------------------------------------------------------------------------------

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

FFMLT 2006 FF6

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.


1. Current Principal Balance


                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
Current Principal Balance                       Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
$1 - $50,000                                      57       $  2,418,181           0.65%                8.48%              641
$50,001 - $75,000                                235         14,956,562           4.03                7.958               634
$75,001 - $100,000                               354         31,430,712           8.47                7.637               639
$100,001 - $125,000                              378         42,439,150          11.44                7.549               644
$125,001 - $150,000                              261         35,888,613           9.67                7.456               651
$150,001 - $200,000                              353         61,028,478          16.45                7.436               652
$200,001 - $250,000                              218         48,634,472          13.11                7.388               657
$250,001 - $300,000                              136         37,220,786          10.03                7.255               663
$300,001 - $350,000                               74         24,020,015           6.47                7.121               674
$350,001 - $400,000                               55         20,650,239           5.57                7.106               669
$400,001 - $450,000                               47         20,012,629           5.39                7.273               671
$450,001 - $500,000                               29         13,699,210           3.69                7.417               660
$500,001 - $550,000                                6          3,189,500           0.86                7.218               697
$550,001 - $600,000                                4          2,312,067           0.62                7.853               679
$600,001 - $650,000                                2          1,264,950           0.34                8.088               661
$650,001 - $700,000                                3          2,018,696           0.54                7.292               649
$700,001 & Above                                  10          9,829,530           2.65                7.285               673
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
Current Principal Balance                       Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
$1 - $50,000                                   $ 42,424        80.99%      80.99%       82.69%        84.82%
$50,001 - $75,000                                63,645         80.8        80.8        87.22         97.57
$75,001 - $100,000                               88,787        79.75       79.75        84.62         97.89
$100,001 - $125,000                             112,273        80.03       80.03        85.51         99.16
$125,001 - $150,000                             137,504        79.78       79.78        78.86         99.59
$150,001 - $200,000                             172,885        79.84       79.84        81.23         99.44
$200,001 - $250,000                             223,094        80.52       80.52        79.71           100
$250,001 - $300,000                             273,682        79.99       79.99        71.83         99.31
$300,001 - $350,000                             324,595        79.72       79.72        77.08         98.54
$350,001 - $400,000                             375,459        79.78       79.78        81.81         98.19
$400,001 - $450,000                             425,801        80.16       80.16        70.59         97.78
$450,001 - $500,000                             472,387        80.75       80.75        69.11           100
$500,001 - $550,000                             531,583        83.88       83.88        48.74           100
$550,001 - $600,000                             578,017           85          85        50.24           100
$600,001 - $650,000                             632,475          100         100        48.62           100
$650,001 - $700,000                             672,899        86.68       86.68        66.62           100
$700,001 & Above                                982,953        80.95       80.95        50.65           100
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------




2. Current Rate

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
Current Rate                                    Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
0.00 - 4.99                                        1       $    232,000           0.06%                4.75%              670
5.00 - 5.49                                        4          1,082,995           0.29                5.276               737
5.50 - 5.99                                       55         13,190,529           3.56                 5.85               704
6.00 - 6.49                                      102         21,579,109           5.82                6.283               698
6.50 - 6.99                                      368         74,013,521          19.95                6.769               677
7.00 - 7.49                                      427         73,597,241          19.84                7.228               658
7.50 - 7.99                                      712        110,448,397          29.77                7.717               644
8.00 - 8.49                                      357         49,483,677          13.34                8.176               633
8.50 - 8.99                                      129         19,135,329           5.16                8.639               627
9.00 & Above                                      67          8,250,992           2.22                9.522               599
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
Current Rate                                    Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
0.00 - 4.99                                    $232,000        80.00%      80.00%       100.00%      100.00%
5.00 - 5.49                                     270,749         74.5        74.5          100           100
5.50 - 5.99                                     239,828        78.64       78.64        93.05           100
6.00 - 6.49                                     211,560        79.82       79.82         97.7           100
6.50 - 6.99                                     201,124        79.42       79.42        88.91         98.37
7.00 - 7.49                                     172,359        79.95       79.95        83.33         99.84
7.50 - 7.99                                     155,124        79.85       79.85        73.35         99.07
8.00 - 8.49                                     138,610        80.36       80.36        68.08         99.34
8.50 - 8.99                                     148,336         84.1        84.1         48.1         95.55
9.00 & Above                                    123,149        90.29       90.29        51.51         98.43
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



3. Credit Score

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
Credit Score                                    Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
740 & Above                                      128       $ 25,465,708           6.86%                6.82%              763
720 - 739                                         75         12,933,183           3.49                6.943               728
700 - 719                                        124         25,844,397           6.97                6.985               710
680 - 699                                        177         36,272,657           9.78                7.165               688
660 - 679                                        301         56,622,457          15.26                7.158               668
640 - 659                                        353         63,233,287          17.04                 7.41               649
620 - 639                                        403         60,651,501          16.35                7.641               629
600 - 619                                        475         65,971,919          17.78                7.766               609
580 - 599                                        126         16,017,480           4.32                8.187               589
560 - 579                                         30          3,601,295           0.97                8.556               573
540 - 559                                         30          4,399,906           1.19                8.627               548
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
Credit Score                                    Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
740 & Above                                    $198,951        79.91%      79.91%       63.94%        98.55%
720 - 739                                       172,442        80.54       80.54        63.97         97.97
700 - 719                                       208,423        79.96       79.96        64.72           100
680 - 699                                       204,930        80.79       80.79        66.57         98.12
660 - 679                                       188,114        79.86       79.86         73.2         98.87
640 - 659                                       179,131        80.61       80.61        71.31         98.79
620 - 639                                       150,500        80.44       80.44         93.2         98.81
600 - 619                                       138,888        80.54       80.54        93.36         99.73
580 - 599                                       127,123        79.93       79.93        88.57         99.77
560 - 579                                       120,043        77.03       77.03        59.45           100
540 - 559                                       146,664        74.66       74.66        80.73           100
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



4. Lien

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
Lien                                            Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
1                                              2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
Lien                                            Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
1                                              $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



5. Combined Original LTV

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
Combined Original LTV                           Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                                      28       $  3,368,309           0.91%                7.49%              614
60.01 - 70.00                                     38          6,410,583           1.73                7.379               626
70.01 - 80.00                                  1,997        334,165,189          90.07                 7.34               659
80.01 - 85.00                                     36          6,128,061           1.65                8.399               600
85.01 - 90.00                                     48          8,254,757           2.22                 8.17               637
90.01 - 95.00                                     22          4,917,328           1.33                8.166               643
95.01 - 100.00                                    53          7,769,562           2.09                8.879               644
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
Combined Original LTV                           Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
0.01 - 60.00                                   $120,297        50.30%      50.30%       69.60%        98.50%
60.01 - 70.00                                   168,700        66.12       66.12        78.41          81.2
70.01 - 80.00                                   167,334        79.85       79.85        80.38         99.54
80.01 - 85.00                                   170,224        84.31       84.31        70.06         98.56
85.01 - 90.00                                   171,974        89.57       89.57        57.76         91.88
90.01 - 95.00                                   223,515        94.03       94.03        35.53         98.46
95.01 - 100.00                                  146,596         99.9        99.9        41.19         99.55
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



6. Combined LTV with Silent2nds

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
Combined LTV with Silent2nds                    Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                                      28       $  3,368,309           0.91%                7.49%              614
60.01 - 70.00                                     36          5,905,394           1.59                7.405               621
70.01 - 80.00                                    131         22,531,303           6.07                7.167               643
80.01 - 85.00                                     41          7,323,577           1.97                8.191               613
85.01 - 90.00                                     73         14,506,933           3.91                7.624               647
90.01 - 95.00                                     94         19,767,683           5.33                7.448               662
95.01 - 100.00                                 1,819        297,610,590          80.22                7.409               659
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
Combined LTV with Silent2nds                    Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
0.01 - 60.00                                   $120,297        50.30%      50.30%       69.60%        98.50%
60.01 - 70.00                                   164,039         65.8        65.8        79.91         79.59
70.01 - 80.00                                   171,995        78.03       78.03        67.76         93.18
80.01 - 85.00                                   178,624        83.51       83.51        74.94          98.8
85.01 - 90.00                                   198,725        85.23       85.23        73.49         95.38
90.01 - 95.00                                   210,295        83.22       83.22        72.62         99.62
95.01 - 100.00                                  163,612        80.51       80.51        79.68         99.99
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



7. Original LTV

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
Original LTV                                    Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00                                      28       $  3,368,309           0.91%                7.49%              614
60.01 - 70.00                                     38          6,410,583           1.73                7.379               626
70.01 - 80.00                                  1,997        334,165,189          90.07                 7.34               659
80.01 - 85.00                                     36          6,128,061           1.65                8.399               600
85.01 - 90.00                                     48          8,254,757           2.22                 8.17               637
90.01 - 95.00                                     22          4,917,328           1.33                8.166               643
95.01 - 100.00                                    53          7,769,562           2.09                8.879               644
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
Original LTV                                    Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
0.01 - 60.00                                   $120,297        50.30%      50.30%       69.60%        98.50%
60.01 - 70.00                                   168,700        66.12       66.12        78.41          81.2
70.01 - 80.00                                   167,334        79.85       79.85        80.38         99.54
80.01 - 85.00                                   170,224        84.31       84.31        70.06         98.56
85.01 - 90.00                                   171,974        89.57       89.57        57.76         91.88
90.01 - 95.00                                   223,515        94.03       94.03        35.53         98.46
95.01 - 100.00                                  146,596         99.9        99.9        41.19         99.55
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



8. Documentation

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
Documentation                                   Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
FULL                                           1,808       $289,967,005          78.16%                7.31%              650
STATED                                           414         81,046,785          21.84                7.823               675
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
Documentation                                   Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
FULL                                           $160,380        79.91%      79.91%       100.00%       98.94%
STATED                                          195,765        81.41       81.41            0         99.28
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



9. Purpose

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
Purpose                                         Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
PURCHASE                                       1,759       $285,737,322          77.02%                7.40%              660
CASHOUT REFI                                     395         73,206,045          19.73                7.536               639
RATE/TERM REFI                                    68         12,070,422           3.25                7.134               649
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
Purpose                                         Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
PURCHASE                                       $162,443        80.43%      80.43%       78.43%        99.48%
CASHOUT REFI                                    185,332        79.83       79.83        74.79         97.21
RATE/TERM REFI                                  177,506        78.27       78.27        91.98         98.88
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



10. Occupancy

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
Occupancy                                       Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
OWNER OCCUPIED                                 2,190       $367,351,356          99.01%                7.42%              655
INVESTOR                                          29          3,307,968           0.89                7.765               663
SECOND HOME                                        3            354,466            0.1                 7.25               769
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
Occupancy                                       Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
OWNER OCCUPIED                                 $167,740        80.28%      80.28%       78.10%       100.00%
INVESTOR                                        114,068        75.22       75.22        82.48             0
SECOND HOME                                     118,155        83.74       83.74          100             0
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



11. Property Type

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
Property Type                                   Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
SINGLE FAMILY                                  1,543       $243,111,892          65.53%                7.46%              653
PUD                                              407         75,882,742          20.45                 7.37               650
CONDO                                            194         32,869,272           8.86                7.266               674
2 FAMILY                                          65         15,482,345           4.17                7.384               680
3-4 FAMILY                                        13          3,667,539           0.99                7.428               676
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
Property Type                                   Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
SINGLE FAMILY                                  $157,558        80.38%      80.38%       76.96%        99.10%
PUD                                             186,444        79.94       79.94        84.27         99.79
CONDO                                           169,429        80.26       80.26        82.81         98.93
2 FAMILY                                        238,190         79.8        79.8        51.86          99.2
3-4 FAMILY                                      282,118        78.54       78.54          100         76.94
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



12. State

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
State                                           Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
CA                                               202       $ 68,738,643          18.53%                7.08%              669
TX                                               272         30,964,227           8.35                7.548               646
FL                                               150         28,748,830           7.75                7.556               659
IL                                               155         23,904,943           6.44                7.596               658
NY                                                86         19,581,232           5.28                7.283               681
GA                                               113         15,199,401            4.1                7.506               651
TN                                               112         12,736,379           3.43                7.583               641
OH                                               100         12,526,511           3.38                7.491               639
NC                                                96         12,399,815           3.34                7.549               647
UT                                                88         12,306,032           3.32                7.233               647
Other                                            848        133,907,774          36.09                7.501               651
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
State                                           Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
CA                                             $340,290        79.34%      79.34%       83.41%        98.81%
TX                                              113,839        79.92       79.92        78.65         99.69
FL                                              191,659        80.71       80.71        65.51         98.59
IL                                              154,225        80.35       80.35        67.51         99.72
NY                                              227,689        81.01       81.01        50.93         99.58
GA                                              134,508        80.39       80.39        86.19         98.45
TN                                              113,718         80.2        80.2        90.21           100
OH                                              125,265        80.27       80.27        92.59         99.61
NC                                              129,165        81.36       81.36         88.2           100
UT                                              139,841        80.31       80.31           94         99.49
Other                                           157,910        80.42       80.42        78.14         98.62
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



13. Zip

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
Zip                                             Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
92392                                              6       $  1,766,550           0.48%                7.44%              663
94513                                              2          1,430,450           0.39                6.706               645
45039                                              2          1,260,000           0.34                7.365               639
90631                                              2          1,216,000           0.33                7.632               685
60641                                              4          1,209,091           0.33                8.055               671
11434                                              3          1,183,200           0.32                7.083               662
94806                                              2          1,106,243            0.3                7.083               675
89146                                              2          1,099,893            0.3                6.829               682
92563                                              3          1,098,250            0.3                7.341               619
93012                                              1          1,080,000           0.29                 8.75               686
Other                                          2,195        358,564,112          96.64                7.421               655
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
Zip                                             Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
92392                                          $294,425        80.00%      80.00%       100.00%      100.00%
94513                                           715,225           80          80        67.56           100
45039                                           630,000           80          80          100           100
90631                                           608,000           80          80        24.34           100
60641                                           302,273           80          80         9.59           100
11434                                           394,400           80          80          100           100
94806                                           553,122           80          80        33.27           100
89146                                           549,947           80          80          100           100
92563                                           366,083        79.99       79.99          100           100
93012                                          1,080,000          80          80            0           100
Other                                           163,355        80.25       80.25        78.59         98.98
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



14. Remaining Months to Maturity

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
Remaining Months to Maturity                    Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
1 - 180                                           21       $  2,154,461           0.58%                6.85%              646
181 - 240                                          1             39,775           0.01                 7.25               620
241 - 360                                      2,200        368,819,554          99.41                7.424               656
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
Remaining Months to Maturity                    Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
1 - 180                                        $102,593        72.06%      72.06%       82.76%        98.20%
181 - 240                                        39,775           80          80            0           100
241 - 360                                       167,645        80.29       80.29        78.14         99.02
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



15. Amortization Type

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
Amortization Type                               Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
1 YR ARM                                           4       $    974,352           0.26%                7.36%              673
15 YR FIXED                                       21          2,188,769           0.59                6.871               645
2 YR ARM                                         865        123,027,056          33.16                7.618               650
2 YR ARM BALLOON 40/30                            26          5,469,382           1.47                8.287               604
2 YR ARM IO                                      450        106,589,441          28.73                7.264               658
3 YR ARM                                         281         43,140,731          11.63                7.498               654
3 YR ARM IO                                      166         31,040,234           8.37                7.099               665
30 YR FIXED                                      346         45,159,001          12.17                7.332               665
30 YR FIXED IO                                     7          1,378,701           0.37                8.706               608
5 YR ARM                                          23          3,813,693           1.03                 6.87               673
5 YR ARM BALLOON 40/30                             2            329,428           0.09                7.915               601
5 YR ARM IO                                       22          6,221,766           1.68                7.251               678
6 MO ARM                                           1             70,339           0.02                 6.75               606
FIXED BALLOON 30/15                                1             39,642           0.01                7.875               629
FIXED BALLOON 40/30                                7          1,571,255           0.42                8.004               631
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
Amortization Type                               Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
1 YR ARM                                       $243,588        79.68%      79.68%       32.74%       100.00%
15 YR FIXED                                     104,227        72.19       72.19        83.03         98.23
2 YR ARM                                        142,228        80.46       80.46        65.73         98.69
2 YR ARM BALLOON 40/30                          210,361        83.47       83.47        69.62          93.6
2 YR ARM IO                                     236,865        80.03       80.03        90.19         99.58
3 YR ARM                                        153,526         80.8        80.8           67         99.63
3 YR ARM IO                                     186,989        80.31       80.31        93.75           100
30 YR FIXED                                     130,517        79.55       79.55        85.62         98.01
30 YR FIXED IO                                  196,957        88.46       88.46        52.86         97.47
5 YR ARM                                        165,813        79.84       79.84        97.64         96.86
5 YR ARM BALLOON 40/30                          164,714        63.48       63.48          100           100
5 YR ARM IO                                     282,808        80.19       80.19        75.96           100
6 MO ARM                                         70,339           80          80          100           100
FIXED BALLOON 30/15                              39,642           80          80          100           100
FIXED BALLOON 40/30                             224,465        78.95       78.95        47.16           100
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



16. 40 Year Mortgages

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
40 Year Mortgages                               Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
2 YR ARM BALLOON 40/30                            26       $  5,469,382          74.21%                8.29%              604
5 YR ARM BALLOON 40/30                             2            329,428           4.47                7.915               601
FIXED BALLOON 40/30                                7          1,571,255          21.32                8.004               631
------------------------------------------------------------------------------------------------------------------------------------
Total:                                            35       $  7,370,065         100.00%                8.21%              610
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
40 Year Mortgages                               Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
2 YR ARM BALLOON 40/30                         $210,361        83.47%      83.47%       69.62%        93.60%
5 YR ARM BALLOON 40/30                          164,714        63.48       63.48          100           100
FIXED BALLOON 40/30                             224,465        78.95       78.95        47.16           100
--------------------------------------------------------------------------------------------------------------
Total:                                         $210,573        81.61%      81.61%       66.19%        95.25%
--------------------------------------------------------------------------------------------------------------



17. Initial Periodic Cap

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
Initial Periodic Cap                            Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
<= 0.00                                          382       $ 50,337,368          13.57%                7.37%              661
0.51 - 1.00                                        1             70,339           0.02                 6.75               606
1.51 - 2.00                                        4            974,352           0.26                7.355               673
2.51 - 3.00                                    1,835        319,631,731          86.15                7.429               655
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
Initial Periodic Cap                            Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
<= 0.00                                        $131,773        79.45%      79.45%       83.42%        98.07%
0.51 - 1.00                                      70,339           80          80          100           100
1.51 - 2.00                                     243,588        79.68       79.68        32.74           100
2.51 - 3.00                                     174,186        80.37       80.37        77.46         99.16
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



18. Periodic Cap

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
Periodic Cap                                    Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
<= 0.00                                          382       $ 50,337,368          13.57%                7.37%              661
0.51 - 1.00                                    1,840        320,676,422          86.43                7.429               655
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                       Pct.
                                             Avg. Principal                          Pct. Full        Owner
Periodic Cap                                    Balance        OLTV        CLTV         Doc          Occupied
--------------------------------------------------------------------------------------------------------------
<= 0.00                                        $131,773        79.45%      79.45%       83.42%        98.07%
0.51 - 1.00                                     174,281        80.36       80.36        77.33         99.16
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



19. Months to Rate Reset

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
Months to Rate Reset                            Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
<= 0                                             382       $ 50,337,368          13.57%                7.37%              661
12-Jan                                             5          1,044,691           0.28                7.314               669
13 - 24                                        1,341        235,085,879          63.36                7.473               653
25 - 36                                          447         74,180,965          19.99                7.331               659
49 >=                                             47         10,364,887           2.79                7.132               674
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
Months to Rate Reset                            Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
<= 0                                           $131,773        79.45%      79.45%       83.42%        98.07%
12-Jan                                          208,938         79.7        79.7        37.26           100
13 - 24                                         175,306        80.33       80.33        76.91         98.97
25 - 36                                         165,953         80.6        80.6        78.19         99.79
49 >=                                           220,530        79.53       79.53         84.7         98.85
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



20. Life Maximum Rate

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
Life Maximum Rate                               Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
9.00 & Below                                     382       $ 50,337,368          13.57%                7.37%              661
10.51 - 11.00                                      1            232,000           0.06                 4.75               670
11.01 - 11.50                                      2            205,000           0.06                  5.5               702
11.51 - 12.00                                     34          9,874,719           2.66                5.865               704
12.01 - 12.50                                    109         23,659,544           6.38                6.353               691
12.51 - 13.00                                    327         65,862,729          17.75                6.839               675
13.01 - 13.50                                    447         80,196,384          21.62                7.328               652
13.51 - 14.00                                    566         88,408,523          23.83                7.805               644
14.01 - 14.50                                    270         38,612,561          10.41                8.288               629
14.51 - 15.00                                     47          8,229,049           2.22                8.777               626
15.01 & Above                                     37          5,395,912           1.45                9.546               600
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
Life Maximum Rate                               Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
9.00 & Below                                   $131,773        79.45%      79.45%       83.42%        98.07%
10.51 - 11.00                                   232,000           80          80          100           100
11.01 - 11.50                                   102,500           80          80          100           100
11.51 - 12.00                                   290,433        79.38       79.38        91.54           100
12.01 - 12.50                                   217,060        80.04       80.04        94.64           100
12.51 - 13.00                                   201,415        79.66       79.66        87.92         99.19
13.01 - 13.50                                   179,410        80.06       80.06        79.42         99.85
13.51 - 14.00                                   156,199         79.9        79.9           71         98.83
14.01 - 14.50                                   143,009        80.72       80.72        65.91         98.47
14.51 - 15.00                                   175,086        86.31       86.31        43.42         96.14
15.01 & Above                                   145,835        92.79       92.79        50.35         98.25
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



21. Margin

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
Margin                                          Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
0.99 & Below                                     382       $ 50,337,368          13.57%                7.37%              661
4.50 - 4.99                                        1             70,339           0.02                 6.75               606
5.00 - 5.49                                      793        163,144,914          43.97                7.077               658
5.50 - 5.99                                      620         98,371,559          26.51                  7.6               654
6.00 - 6.49                                      329         47,180,286          12.72                7.981               647
6.50 - 6.99                                       79          9,649,692            2.6                8.442               652
7.00 - 7.49                                       13          1,925,721           0.52                9.571               628
7.50 - 7.99                                        4            290,948           0.08                9.537               651
8.00 - 8.49                                        1             42,963           0.01                10.125              726
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
Margin                                         Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
0.99 & Below                                   $131,773        79.45%      79.45%       83.42%        98.07%
4.50 - 4.99                                      70,339           80          80          100           100
5.00 - 5.49                                     205,731        79.59       79.59        82.71         99.39
5.50 - 5.99                                     158,664        79.94       79.94         72.7          98.8
6.00 - 6.49                                     143,405        82.23       82.23        72.41          99.3
6.50 - 6.99                                     122,148        84.74       84.74        64.74         98.02
7.00 - 7.49                                     148,132        96.42       96.42        39.03           100
7.50 - 7.99                                      72,737        98.09       98.09          100           100
8.00 - 8.49                                      42,963          100         100            0           100
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



22. Interest Only

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
Interest Only                                   Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
N                                              1,577       $225,783,648          60.86%                7.54%              653
Y                                                645        145,230,141          39.14                7.242               660
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
Interest Only                                   Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
N                                              $143,173        80.28%      80.28%       70.54%        98.59%
Y                                               225,163        80.17       80.17        89.99         99.67
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



23. Interest Only Term

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
Interest Only Term                              Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
0                                              1,577       $225,783,648          60.86%                7.54%              653
60                                               623        139,008,375          37.47                7.242               659
120                                               22          6,221,766           1.68                7.251               678
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
Interest Only Term                              Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
0                                              $143,173        80.28%      80.28%       70.54%        98.59%
60                                              223,127        80.17       80.17        90.62         99.65
120                                             282,808        80.19       80.19        75.96           100
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



24. UNITS

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
UNITS                                           Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
1                                              2,144       $351,863,905          94.84%                7.42%              654
2                                                 65         15,482,345           4.17                7.384               680
3                                                 11          3,092,990           0.83                7.364               675
4                                                  2            574,549           0.15                7.774               679
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
UNITS                                           Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
1                                              $164,116        80.28%      80.28%       79.08%        99.23%
2                                               238,190         79.8        79.8        51.86          99.2
3                                               281,181        81.92       81.92          100         87.04
4                                               287,275        60.35       60.35          100         22.55
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------



25. CITY

                                                                               Pct. Of
                                                                                 Pool
                                              Number of       Principal      By Principal         Weighted Avg.      Weighted Avg.
CITY                                            Loans          Balance          Balance           Gross Coupon       Current FICO
------------------------------------------------------------------------------------------------------------------------------------
HOUSTON                                           47       $  5,399,594           1.46%                7.52%              657
CHICAGO                                           41          7,971,254           2.15                7.731               667
CHARLOTTE                                         23          3,443,304           0.93                7.676               653
MEMPHIS                                           22          2,204,787           0.59                7.641               643
LAS VEGAS                                         19          5,535,911           1.49                7.483               652
Other                                          2,070        346,458,940          93.38                7.407               656
------------------------------------------------------------------------------------------------------------------------------------
Total:                                         2,222       $371,013,790         100.00%                7.42%              656
------------------------------------------------------------------------------------------------------------------------------------


                                                                                                      Pct.
                                             Avg. Principal                          Pct. Full       Owner
CITY                                            Balance        OLTV        CLTV         Doc         Occupied
--------------------------------------------------------------------------------------------------------------
HOUSTON                                        $114,885        79.95%      79.95%       79.52%        98.92%
CHICAGO                                         194,421        80.77       80.77        44.25         99.15
CHARLOTTE                                       149,709        83.35       83.35           93           100
MEMPHIS                                         100,218        80.98       80.98        93.76           100
LAS VEGAS                                       291,364         79.6        79.6        73.85         96.75
Other                                           167,371        80.21       80.21        78.74         99.03
--------------------------------------------------------------------------------------------------------------
Total:                                         $166,973        80.24%      80.24%       78.16%        99.01%
--------------------------------------------------------------------------------------------------------------

FFMLT 2006 FF6

Assumptions
 Run to maturity
 Few LIBOR as indicated
 Prepayment Assumption as stated below



Prepay Vector 1
---------------
--------------------------------------------------------------------------------
Fixed Rate       Prepayment start at 5% CPR in month 1, and increase to 18 CPR in month 12 and remain at 13 CPR thereafter
--------------------------------------------------------------------------------

2/28 ARM 5% CPR in month 1, ramp up to 27 CPR in month 12 and remaining at 27 CPR until month 23, increasing and remaining constant at 40 CPR from month 24 until month 28, 25CPR thereafter.

3/27 ARM 5% CPR in month 1, ramp up to 27 CPR in month 12 and remaining at 27 CPR until month 35, increasing and remaining constant at 40 CPR from month 36 until month 40, 25 CPR thereafter.

2/28 IO 5% CPR in month 1, ramp up to 22 CPR in month 12 and remaining at 22 CPR until month 23, increasing and remaining constant at 40 CPR from month 24 until month 28, 25CPR thereafter.

2/28  30/40
Balloon 5% CPR in month 1, ramp up to 22 CPR in month 12 and remaining at 22 CPR until month 23, increasing and remaining constant at 40 CPR from month 24 until month 28, 25CPR thereafter.

5 YR ARM IO      5% CPR in month 1, ramp up to 18 CPR in month 12, 18 CPR
                 thereafter

5/25 ARM 5% CPR in month 1, ramp up to 22 CPR in month 12 and remain at 22 CPR thereafter

Please use Fixed rate vector for all the IO fixed rate loans and baloons. Please use 3/27 vector for the IO 3/27s



Prepay Vector 2
---------------
--------------------------------------------------------------------------------
Fixed Rate       Prepayment start at 5% CPR in month 1, and increase to 15 CPR in month 12 and remain at 13 CPR thereafter
--------------------------------------------------------------------------------

2/28 ARM 5% CPR in month 1, ramp up to 22 CPR in month 12 and remaining at 22 CPR until month 23, increasing and remaining constant at 40 CPR from month 24 until month 28, 22 CPR thereafter.

3/27 ARM 5% CPR in month 1, ramp up to 22 CPR in month 12 and remaining at 22 CPR until month 35, increasing and remaining constant at 40 CPR from month 36 until month 40, 22 CPR thereafter.

2/28 IO 5% CPR in month 1, ramp up to 18 CPR in month 12 and remaining at 18 CPR until month 23, increasing and remaining constant at 40 CPR from month 24 until month 28, 23CPR thereafter.

2/28  30/40
Balloon 5% CPR in month 1, ramp up to 22 CPR in month 12 and remaining at 22 CPR until month 23, increasing and remaining constant at 40 CPR from month 24 until month 28, 25CPR thereafter.

5 YR ARM IO      5% CPR in month 1, ramp up to 18 CPR in month 12, 18 CPR
                 thereafter

5/25 ARM 5% CPR in month 1, ramp up to 22 CPR in month 12 and remain at 22 CPR thereafter

Please use Fixed rate vector for all the IO fixed rate loans and baloons. Please use 3/27 vector for the IO 3/27s



This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.



------------------------------------------------------
     Period           Fwd LIBOR            Fwd LIBOR
                         1m                   6m
------------------------------------------------------
       1                5.085                5.261
       2                5.098                5.274
       3                5.156                5.305
       4                5.220                5.337
       5                5.247                5.345
       6                5.272                5.348
       7                5.292                5.347
       8                5.283                5.340
       9                5.351                5.335
      10                5.270                5.316
      11                5.265                5.309
      12                5.264                5.303
      13                5.260                5.296
      14                5.250                5.290
      15                5.238                5.285
      16                5.231                5.282
      17                5.225                5.280
      18                5.221                5.281
      19                5.219                5.284
      20                5.222                5.287
      21                5.224                5.291
      22                5.227                5.296
      23                5.230                5.303
      24                5.232                5.311
      25                5.238                5.320
      26                5.246                5.328
      27                5.256                5.340
      28                5.265                5.348
      29                5.273                5.357
      30                5.283                5.365
      31                5.291                5.377
      32                5.303                5.387
      33                5.311                5.397
      34                5.321                5.410
      35                5.330                5.420
      36                5.343                5.433
      37                5.353                5.444
      38                5.366                5.455
      39                5.379                5.468
      40                5.389                5.475
      41                5.400                5.485
      42                5.410                5.492
      43                5.418                5.500
      44                5.429                5.506
      45                5.433                5.512
      46                5.442                5.520
      47                5.446                5.527
      48                5.453                5.537
      49                5.458                5.543
      50                5.468                5.553
      51                5.477                5.562
      52                5.484                5.566
      53                5.494                5.573
      54                5.499                5.577
      55                5.507                5.584
      56                5.513                5.587
      57                5.516                5.592
      58                5.522                5.596
      59                5.525                5.601
      60                5.530                5.608
      61                5.533                5.611
      62                5.539                5.618
      63                5.543                5.623
      64                5.549                5.628
      65                5.555                5.635
      66                5.559                5.638
      67                5.565                5.644
      68                5.571                5.649
      69                5.574                5.653
      70                5.581                5.659
      71                5.585                5.666
      72                5.590                5.670
      73                5.595                5.676
      74                5.601                5.682
      75                5.606                5.687
      76                5.613                5.692
      77                5.616                5.697
      78                5.622                5.702
      79                5.628                5.708
      80                5.633                5.714
      81                5.637                5.719
      82                5.644                5.725
      83                5.648                5.732
      84                5.654                5.738
      85                5.661                5.743
      86                5.665                5.749
      87                5.672                5.756
      88                5.679                5.762
      89                5.683                5.765
      90                5.689                5.769
      91                5.694                5.774
      92                5.700                5.779
      93                5.704                5.782
      94                5.707                5.787
      95                5.711                5.793
      96                5.716                5.799
      97                5.720                5.804
      98                5.725                5.808
      99                5.731                5.815
     100                5.737                5.818
     101                5.741                5.821
     102                5.746                5.823
     103                5.748                5.826
     104                5.754                5.828
     105                5.754                5.829
     106                5.758                5.833
     107                5.759                5.836
     108                5.762                5.840
     109                5.762                5.842
     110                5.766                5.845
     111                5.771                5.850
     112                5.772                5.850
     113                5.776                5.853
     114                5.779                5.856
     115                5.781                5.856
     116                5.785                5.858
     117                5.783                5.859
     118                5.787                5.861
     119                5.789                5.863
     120                5.787                5.864
     121                5.790                5.867
     122                5.794                5.870
     123                5.794                5.872
     124                5.797                5.873
     125                5.799                5.876
     126                5.800                5.875
     127                5.802                5.876
     128                5.804                5.876
     129                5.803                5.877
     130                5.807                5.878
     131                5.805                5.878
     132                5.806                5.880
     133                5.807                5.881
     134                5.809                5.884
     135                5.808                5.884
     136                5.810                5.885
     137                5.811                5.887
     138                5.812                5.888
     139                5.814                5.890
     140                5.815                5.891
     141                5.816                5.894
     142                5.820                5.897
     143                5.820                5.902
     144                5.823                5.905
     145                5.826                5.908
     146                5.831                5.912
     147                5.835                5.914
     148                5.840                5.914
     149                5.839                5.913
     150                5.842                5.913
     151                5.843                5.912
     152                5.843                5.910
     153                5.841                5.905
     154                5.840                5.902
     155                5.836                5.899
     156                5.834                5.896
     157                5.831                5.893
     158                5.823                5.889
     159                5.820                5.890
     160                5.819                5.891
     161                5.815                5.890
     162                5.815                5.893
     163                5.816                5.898
     164                5.819                5.902
     165                5.822                5.907
     166                5.825                5.914
     167                5.830                5.921
     168                5.839                5.928
     169                5.845                5.933
     170                5.852                5.938
     171                5.860                5.943
     172                5.863                5.943
     173                5.868                5.944
     174                5.871                5.943
     175                5.872                5.941
     176                5.874                5.938
     177                5.869                5.934
     178                5.869                5.933
     179                5.865                5.930
     180                5.862                5.930
     181                5.856                5.926
     182                5.856                5.926
     183                5.854                5.926
     184                5.853                5.923
     185                5.853                5.922
     186                5.849                5.919
     187                5.850                5.919
     188                5.849                5.917
     189                5.846                5.916
     190                5.846                5.914
     191                5.843                5.913
     192                5.844                5.914
     193                5.842                5.911
     194                5.842                5.911
     195                5.838                5.909
     196                5.838                5.908
     197                5.837                5.907
     198                5.835                5.904
     199                5.834                5.903
     200                5.834                5.901
     201                5.830                5.899
     202                5.831                5.898
     203                5.827                5.895
     204                5.826                5.895
     205                5.825                5.894
     206                5.825                5.894
     207                5.822                5.892
     208                5.822                5.890
     209                5.820                5.889
     210                5.818                5.886
     211                5.818                5.885
     212                5.815                5.883
     213                5.813                5.881
     214                5.813                5.880
     215                5.809                5.878
     216                5.809                5.877
     217                5.808                5.875
     218                5.805                5.872
     219                5.804                5.873
     220                5.804                5.871
     221                5.800                5.868
     222                5.799                5.866
     223                5.798                5.864
     224                5.796                5.863
     225                5.794                5.860
     226                5.792                5.857
     227                5.789                5.857
     228                5.789                5.856
     229                5.788                5.855
     230                5.785                5.852
     231                5.783                5.852
     232                5.782                5.849
     233                5.780                5.846
     234                5.779                5.844
     235                5.776                5.842
     236                5.776                5.840
     237                5.771                5.836
     238                5.770                5.836
     239                5.768                5.833
     240                5.768                5.833
     241                5.764                5.829
     242                5.762                5.828
     243                5.761                5.827
     244                5.757                5.823
     245                5.756                5.821
     246                5.754                5.818
     247                5.751                5.816
     248                5.750                5.814
     249                5.746                5.810
     250                5.745                5.810
     251                5.742                5.807
     252                5.742                5.808
     253                5.738                5.804
     254                5.737                5.803
     255                5.735                5.802
     256                5.733                5.798
     257                5.732                5.797
     258                5.728                5.794
     259                5.728                5.793
     260                5.727                5.790
     261                5.722                5.788
     262                5.722                5.787
     263                5.720                5.785
     264                5.718                5.783
     265                5.717                5.782
     266                5.716                5.782
     267                5.713                5.779
     268                5.712                5.778
     269                5.710                5.777
     270                5.708                5.774
     271                5.708                5.772
     272                5.705                5.769
     273                5.703                5.768
     274                5.703                5.767
     275                5.700                5.767
     276                5.700                5.766
     277                5.698                5.764
     278                5.697                5.764
     279                5.696                5.762
     280                5.696                5.761
     281                5.692                5.758
     282                5.692                5.757
     283                5.691                5.756
     284                5.690                5.755
     285                5.688                5.753
     286                5.687                5.752
     287                5.685                5.752
     288                5.685                5.752
     289                5.685                5.750
     290                5.682                5.748
     291                5.682                5.749
     292                5.682                5.748
     293                5.679                5.746
     294                5.679                5.744
     295                5.678                5.744
     296                5.678                5.744
     297                5.676                5.741
     298                5.675                5.739
     299                5.673                5.738
     300                5.674                5.737
     301                5.673                5.735
     302                5.669                5.730
     303                5.666                5.730
     304                5.664                5.726
     305                5.661                5.723
     306                5.659                5.720
     307                5.655                5.717
     308                5.654                5.715
     309                5.649                5.711
     310                5.648                5.710
     311                5.645                5.708
     312                5.644                5.708
     313                5.641                5.704
     314                5.640                5.703
     315                5.638                5.703
     316                5.636                5.699
     317                5.635                5.698
     318                5.631                5.695
     319                5.631                5.695
     320                5.631                5.693
     321                5.626                5.691
     322                5.627                5.690
     323                5.624                5.689
     324                5.625                5.690
     325                5.623                5.689
     326                5.623                5.688
     327                5.620                5.687
     328                5.621                5.687
     329                5.621                5.687
     330                5.619                5.685
     331                5.619                5.685
     332                5.619                5.684
     333                5.617                5.684
     334                5.619                5.684
     335                5.616                5.683
     336                5.617                5.685
     337                5.617                5.685
     338                5.618                5.687
     339                5.617                5.686
     340                5.618                5.687
     341                5.619                5.688
     342                5.619                5.687
     343                5.620                5.688
     344                5.620                5.687
     345                5.620                5.689
     346                5.622                5.690
     347                5.621                5.692
     348                5.623                5.694
     349                5.624                5.695
     350                5.626                5.697
     351                5.626                5.698
     352                5.629                5.700
     353                5.629                5.700
     354                5.631                5.702
     355                5.633                5.704
     356                5.633                5.706
     357                5.636                5.709
     358                5.638                5.711
     359                5.639                5.715
     360                5.642                5.719
     361                5.644                5.724
---------------------------------------------------

FFMLT 2006-FF6


                                             ----------------------------------------------------
                                                     Fwd + 100                 Fwd + 200
              -----------------------------------------------------------------------------------
Vector 1      WAL                                           2.45                      2.45
              Mod Durn                                      2.24                      2.20
              Principal Window                     May08 - Aug09             May08 - Aug09
              -----------------------------------------------------------------------------------
Vector 2      WAL                                           2.80                      2.80
              Mod Durn                                      2.52                      2.48
              Principal Window                     Jul08 - Jan10             Jul08 - Jan10
              -----------------------------------------------------------------------------------



This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

FFMLT 2006-FF6

FWD LIBOR + 100
Period    Date         Principal        Interest          Cash Flow          Balance        Effective Cpn    WAC Cap       LIBOR_1MO
------------------------------------------------------------------------------------------------------------------------------------
                       23,985,068      8,465,104         32,450,171

  0     05/16/06                -              -                  -        59,157,000
  1     05/25/06                -         91,472             91,472        59,157,000           6.185        23.732         6.085
  2     06/25/06                -        315,731            315,731        59,157,000           6.198         7.393         6.098
  3     07/25/06                -        308,405            308,405        59,157,000           6.256         7.668         6.156
  4     08/25/06                -        321,946            321,946        59,157,000           6.320         7.501         6.220
  5     09/25/06                -        323,321            323,321        59,157,000           6.347         7.519         6.247
  6     10/25/06                -        314,124            314,124        59,157,000           6.372         7.756         6.272
  7     11/25/06                -        325,613            325,613        59,157,000           6.392         7.540         6.292
  8     12/25/06                -        314,666            314,666        59,157,000           6.383         7.741         6.283
  9     01/25/07                -        328,619            328,619        59,157,000           6.451         7.563         6.351
 10     02/25/07                -        324,493            324,493        59,157,000           6.370         7.474         6.270
 11     03/25/07                -        292,860            292,860        59,157,000           6.365         8.167         6.265
 12     04/25/07                -        324,187            324,187        59,157,000           6.364         7.434         6.264
 13     05/25/07                -        313,532            313,532        59,157,000           6.360         7.634         6.260
 14     06/25/07                -        323,474            323,474        59,157,000           6.350         7.383         6.250
 15     07/25/07                -        312,448            312,448        59,157,000           6.338         7.578         6.238
 16     08/25/07                -        322,506            322,506        59,157,000           6.331         7.331         6.231
 17     09/25/07                -        322,200            322,200        59,157,000           6.325         7.309         6.225
 18     10/25/07                -        311,610            311,610        59,157,000           6.321         7.515         6.221
 19     11/25/07                -        321,895            321,895        59,157,000           6.319         7.274         6.219
 20     12/25/07                -        311,659            311,659        59,157,000           6.322         7.482         6.222
 21     01/25/08                -        322,149            322,149        59,157,000           6.324         7.244         6.224
 22     02/25/08                -        322,302            322,302        59,157,000           6.327         7.231         6.227
 23     03/25/08                -        301,651            301,651        59,157,000           6.330         7.976         6.230
 24     04/25/08                -        322,557            322,557        59,157,000           6.332         8.999         6.232
 25     05/25/08        5,241,303        312,448          5,553,750        53,915,697           6.338         9.215         6.238
 26     06/25/08        7,376,164        294,628          7,670,792        46,539,533           6.346         8.872         6.246
 27     07/25/08        6,746,161        246,504          6,992,665        39,793,372           6.356         9.101         6.256
 28     08/25/08        4,621,440        218,106          4,839,546        35,171,932           6.365         8.798         6.265
 29     09/25/08        4,514,230        193,019          4,707,248        30,657,703           6.373         8.872         6.273
 30     10/25/08        4,404,670        163,073          4,567,744        26,253,033           6.383         9.645         6.283
 31     11/25/08        4,302,905        144,480          4,447,384        21,950,128           6.391         9.330         6.291
 32     12/25/08        4,203,550        117,122          4,320,672        17,746,578           6.403         9.616         6.303
 33     01/25/09        4,106,547         97,971          4,204,519        13,640,031           6.411         9.303         6.311
 34     02/25/09        4,024,644         75,418          4,100,062         9,615,387           6.421         9.309         6.321
 35     03/25/09        4,448,134         48,088          4,496,222         5,167,253           6.430        10.309         6.330
 36     04/25/09        4,312,513         28,669          4,341,181           854,740           6.443        10.104         6.343
 37     05/25/09                -          4,596              4,596           854,740           6.453        10.417         6.353
 38     06/25/09                -          4,759              4,759           854,740           6.466        10.079         6.366
 39     07/25/09          729,065          4,615            733,680           125,675           6.479        10.392         6.379
 40     08/25/09          125,675            702            126,377                 -           6.489        10.052         6.389



 FWD LIBOR + 200
                                                                                           Effective       Couponcap
Period    Date         Principal        Interest         Cash Flow        Balance           Coupon            Rate        LIBOR_1MO
------------------------------------------------------------------------------------------------------------------------------------
                       59,157,000     10,821,139        69,978,139

  0     05/16/06                -              -                 -       59,157,000
  1     05/25/06                -        106,261           106,261       59,157,000          7.185           24.711         7.085
  2     06/25/06                -        366,672           366,672       59,157,000          7.198            8.368         7.098
  3     07/25/06                -        357,703           357,703       59,157,000          7.256            8.637         7.156
  4     08/25/06                -        372,886           372,886       59,157,000          7.320            8.463         7.220
  5     09/25/06                -        374,262           374,262       59,157,000          7.347            8.471         7.247
  6     10/25/06                -        363,421           363,421       59,157,000          7.372            8.697         7.272
  7     11/25/06                -        376,554           376,554       59,157,000          7.392            8.469         7.292
  8     12/25/06                -        363,963           363,963       59,157,000          7.383            8.655         7.283
  9     01/25/07                -        379,560           379,560       59,157,000          7.451            8.461         7.351
 10     02/25/07                -        375,433           375,433       59,157,000          7.370            8.352         7.270
 11     03/25/07                -        338,871           338,871       59,157,000          7.365            9.025         7.265
 12     04/25/07                -        375,128           375,128       59,157,000          7.364            8.270         7.264
 13     05/25/07                -        362,830           362,830       59,157,000          7.360            8.447         7.260
 14     06/25/07                -        374,415           374,415       59,157,000          7.350            8.174         7.250
 15     07/25/07                -        361,745           361,745       59,157,000          7.338            8.348         7.238
 16     08/25/07                -        373,447           373,447       59,157,000          7.331            8.080         7.231
 17     09/25/07                -        373,141           373,141       59,157,000          7.325            8.038         7.225
 18     10/25/07                -        360,907           360,907       59,157,000          7.321            8.224         7.221
 19     11/25/07                -        372,835           372,835       59,157,000          7.319            7.963         7.219
 20     12/25/07                -        360,956           360,956       59,157,000          7.322            8.153         7.222
 21     01/25/08                -        373,090           373,090       59,157,000          7.324            7.896         7.224
 22     02/25/08                -        373,243           373,243       59,157,000          7.327            7.864         7.227
 23     03/25/08                -        349,306           349,306       59,157,000          7.330            8.593         7.230
 24     04/25/08                -        373,498           373,498       59,157,000          7.332            9.599         7.232
 25     05/25/08        5,241,301        361,745         5,603,046       53,915,699          7.338            9.751         7.238
 26     06/25/08        7,376,163        341,056         7,717,219       46,539,535          7.346            9.352         7.246
 27     07/25/08        6,746,160        285,287         7,031,448       39,793,375          7.356            9.536         7.256
 28     08/25/08        4,621,440        252,373         4,873,812       35,171,936          7.365            9.221         7.265
 29     09/25/08        4,514,218        223,306         4,737,524       30,657,717          7.373            9.280         7.273
 30     10/25/08        4,404,634        188,622         4,593,255       26,253,084          7.383           10.039         7.283
 31     11/25/08        4,302,870        167,087         4,469,957       21,950,214          7.391            9.709         7.291
 32     12/25/08        4,203,516        135,415         4,338,931       17,746,698          7.403            9.981         7.303
 33     01/25/09        4,106,515        113,254         4,219,769       13,640,182          7.411            9.653         7.311
 34     02/25/09        4,024,613         87,165         4,111,778        9,615,569          7.421            9.667         7.321
 35     03/25/09        4,448,019         55,567         4,503,586        5,167,550          7.430           10.719         7.330
 36     04/25/09        4,310,453         33,120         4,343,573          857,097          7.443           10.745         7.343
 37     05/25/09                -          5,323             5,323          857,097          7.453           11.058         7.353
 38     06/25/09                -          5,510             5,510          857,097          7.466           10.700         7.366
 39     07/25/09          726,490          5,342           731,831          130,608          7.479           11.014         7.379
 40     08/25/09          130,608            842           131,450                -          7.489           10.655         7.389


This material is for your information. This material is not to be cons trued as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

FFMLT 2006-FF6

FWD LIBOR + 100
                                                                                           Effective       Couponcap
Period    Date         Principal        Interest         Cash Flow        Balance           Coupon            Rate        LIBOR_1MO
------------------------------------------------------------------------------------------------------------------------------------
                       59,157,000      10,686,739        69,843,739

  0     05/16/06                -               -                 -        59,157,000
  1     05/25/06                -          91,472            91,472        59,157,000        6.185         23.732           6.085
  2     06/25/06                -         315,731           315,731        59,157,000        6.198          7.393           6.098
  3     07/25/06                -         308,405           308,405        59,157,000        6.256          7.667           6.156
  4     08/25/06                -         321,946           321,946        59,157,000        6.320          7.499           6.220
  5     09/25/06                -         323,321           323,321        59,157,000        6.347          7.515           6.247
  6     10/25/06                -         314,124           314,124        59,157,000        6.372          7.751           6.272
  7     11/25/06                -         325,613           325,613        59,157,000        6.392          7.533           6.292
  8     12/25/06                -         314,666           314,666        59,157,000        6.383          7.732           6.283
  9     01/25/07                -         328,619           328,619        59,157,000        6.451          7.551           6.351
 10     02/25/07                -         324,493           324,493        59,157,000        6.370          7.460           6.270
 11     03/25/07                -         292,860           292,860        59,157,000        6.365          8.150           6.265
 12     04/25/07                -         324,187           324,187        59,157,000        6.364          7.415           6.264
 13     05/25/07                -         313,532           313,532        59,157,000        6.360          7.612           6.260
 14     06/25/07                -         323,474           323,474        59,157,000        6.350          7.360           6.250
 15     07/25/07                -         312,448           312,448        59,157,000        6.338          7.553           6.238
 16     08/25/07                -         322,506           322,506        59,157,000        6.331          7.305           6.231
 17     09/25/07                -         322,200           322,200        59,157,000        6.325          7.281           6.225
 18     10/25/07                -         311,610           311,610        59,157,000        6.321          7.486           6.221
 19     11/25/07                -         321,895           321,895        59,157,000        6.319          7.243           6.219
 20     12/25/07                -         311,659           311,659        59,157,000        6.322          7.450           6.222
 21     01/25/08                -         322,149           322,149        59,157,000        6.324          7.211           6.224
 22     02/25/08                -         322,302           322,302        59,157,000        6.327          7.196           6.227
 23     03/25/08                -         301,651           301,651        59,157,000        6.330          7.937           6.230
 24     04/25/08                -         322,557           322,557        59,157,000        6.332          8.977           6.232
 25     05/25/08                -         312,448           312,448        59,157,000        6.338          9.194           6.238
 26     06/25/08                -         323,270           323,270        59,157,000        6.346          8.851           6.246
 27     07/25/08        2,998,155         313,335         3,311,490        56,158,845        6.356          9.082           6.256
 28     08/25/08        4,402,224         307,805         4,710,029        51,756,621        6.365          8.777           6.265
 29     09/25/08        4,313,556         284,033         4,597,589        47,443,066        6.373          8.849           6.273
 30     10/25/08        4,221,276         252,358         4,473,633        43,221,790        6.383          9.625           6.283
 31     11/25/08        4,136,611         237,865         4,374,476        39,085,179        6.391          9.310           6.291
 32     12/25/08        4,053,674         208,552         4,262,226        35,031,505        6.403          9.597           6.303
 33     01/25/09        3,972,427         193,394         4,165,822        31,059,078        6.411          9.283           6.311
 34     02/25/09        3,912,939         171,732         4,084,671        27,146,139        6.421          9.288           6.321
 35     03/25/09        4,645,583         135,761         4,781,344        22,500,556        6.430         10.290           6.330
 36     04/25/09        4,506,146         124,836         4,630,982        17,994,410        6.443         10.123           6.343
 37     05/25/09        2,538,848          96,765         2,635,613        15,455,562        6.453         10.440           6.353
 38     06/25/09        2,616,867          86,056         2,702,923        12,838,695        6.466         10.103           6.366
 39     07/25/09        2,535,482          69,318         2,604,800        10,303,213        6.479         10.420           6.379
 40     08/25/09        2,064,661          57,572         2,122,233         8,238,552        6.489         10.082           6.389
 41     09/25/09        2,023,535          46,113         2,069,648         6,215,017        6.500         10.079           6.400
 42     10/25/09        1,982,060          33,716         2,015,776         4,232,957        6.510         10.602           6.410
 43     11/25/09        1,942,635          23,758         1,966,394         2,290,322        6.518         10.254           6.418
 44     12/25/09        1,904,010          12,461         1,916,471           386,312        6.529         10.575           6.429
 45     01/25/10          386,312           2,173           388,485                 -        6.533         10.227           6.433



 FWD LIBOR + 200
                                                                                           Effective       Couponcap
Period    Date         Principal        Interest         Cash Flow        Balance           Coupon            Rate        LIBOR_1MO
------------------------------------------------------------------------------------------------------------------------------------
                       59,157,000      12,369,105        71,526,105

  0     05/16/06                -               -                 -        59,157,000
  1     05/25/06                -         106,261           106,261        59,157,000        7.185            24.711        7.085
  2     06/25/06                -         366,672           366,672        59,157,000        7.198             8.368        7.098
  3     07/25/06                -         357,703           357,703        59,157,000        7.256             8.635        7.156
  4     08/25/06                -         372,886           372,886        59,157,000        7.320             8.459        7.220
  5     09/25/06                -         374,262           374,262        59,157,000        7.347             8.464        7.247
  6     10/25/06                -         363,421           363,421        59,157,000        7.372             8.687        7.272
  7     11/25/06                -         376,554           376,554        59,157,000        7.392             8.454        7.292
  8     12/25/06                -         363,963           363,963        59,157,000        7.383             8.636        7.283
  9     01/25/07                -         379,560           379,560        59,157,000        7.451             8.436        7.351
 10     02/25/07                -         375,433           375,433        59,157,000        7.370             8.323        7.270
 11     03/25/07                -         338,871           338,871        59,157,000        7.365             8.990        7.265
 12     04/25/07                -         375,128           375,128        59,157,000        7.364             8.229        7.264
 13     05/25/07                -         362,830           362,830        59,157,000        7.360             8.401        7.260
 14     06/25/07                -         374,415           374,415        59,157,000        7.350             8.124        7.250
 15     07/25/07                -         361,745           361,745        59,157,000        7.338             8.294        7.238
 16     08/25/07                -         373,447           373,447        59,157,000        7.331             8.022        7.231
 17     09/25/07                -         373,141           373,141        59,157,000        7.325             7.977        7.225
 18     10/25/07                -         360,907           360,907        59,157,000        7.321             8.159        7.221
 19     11/25/07                -         372,835           372,835        59,157,000        7.319             7.896        7.219
 20     12/25/07                -         360,956           360,956        59,157,000        7.322             8.082        7.222
 21     01/25/08                -         373,090           373,090        59,157,000        7.324             7.823        7.224
 22     02/25/08                -         373,243           373,243        59,157,000        7.327             7.789        7.227
 23     03/25/08                -         349,306           349,306        59,157,000        7.330             8.512        7.230
 24     04/25/08                -         373,498           373,498        59,157,000        7.332             9.535        7.232
 25     05/25/08                -         361,745           361,745        59,157,000        7.338             9.693        7.238
 26     06/25/08                -         374,211           374,211        59,157,000        7.346             9.298        7.246
 27     07/25/08        2,998,152         362,632         3,360,785        56,158,848        7.356             9.485        7.256
 28     08/25/08        4,402,223         356,164         4,758,387        51,756,625        7.365             9.168        7.265
 29     09/25/08        4,313,545         328,601         4,642,146        47,443,080        7.373             9.226        7.273
 30     10/25/08        4,221,236         291,894         4,513,130        43,221,844        7.383             9.989        7.283
 31     11/25/08        4,136,574         275,084         4,411,658        39,085,270        7.391             9.659        7.291
 32     12/25/08        4,053,637         241,124         4,294,761        35,031,633        7.403             9.931        7.303
 33     01/25/09        3,972,392         223,561         4,195,953        31,059,241        7.411             9.603        7.311
 34     02/25/09        3,912,906         198,478         4,111,384        27,146,335        7.421             9.615        7.321
 35     03/25/09        4,645,461         156,876         4,802,337        22,500,874        7.430            10.667        7.330
 36     04/25/09        4,503,829         144,214         4,648,043        17,997,045        7.443            10.735        7.343
 37     05/25/09        2,538,493         111,777         2,650,269        15,458,553        7.453            11.053        7.353
 38     06/25/09        2,615,543          99,384         2,714,927        12,843,010        7.466            10.697        7.366
 39     07/25/09        2,534,205          80,044         2,614,249        10,308,804        7.479            11.016        7.379
 40     08/25/09        2,063,431          66,480         2,129,911         8,245,373        7.489            10.659        7.389
 41     09/25/09        2,022,319          53,251         2,075,570         6,223,054        7.500            10.675        7.400
 42     10/25/09        1,979,907          38,946         2,018,853         4,243,146        7.510            11.445        7.410
 43     11/25/09        1,940,561          27,469         1,968,030         2,302,586        7.518            11.068        7.418
 44     12/25/09        1,902,011          14,447         1,916,458           400,575        7.529            11.398        7.429
 45     01/25/10          400,575           2,598           403,173                 -        7.533            11.021        7.433




This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Deal Name:                                                    SUBRIME

We would like to see the following data on the aggregate collateral and on all of the groups in the deal.

                                                   aggregate pool       group: ____1__    group: ______2      group ____3
-------------------------------------------------------------------------------------------------------------------------
             gross WAC (%)                                7.421
             wtd avg FICO                                   656
            FICO < 500 (%)                                    0
            FICO < 550 (%)                                  0.8
            FICO < 600 (%)                                 6.47
           FICO 600-650 (%)                               44.18

       % Uninsured w/ LTV > 80%                             7.3
             LTV = 80 (%)                                 75.19

   without silent/simultaneous 2nds
   --------------------------------
           wtd avg CLTV (%)                               80.24
             CLTV > 80 (%)                                  7.3
           CLTV 95 -100 (%)                                2.09

   silent/simultaneous 2nd liens (%)                       84.2

     with silent/simultaneous 2nds
     -----------------------------
             wtd Avg CLTV                                 96.61
           CLTV 90 - 95 (%)                                7.41
           CLTV 95 - 100 (%)                              80.22

             Full Doc (%)                                 78.16
            Stated Doc (%)                                21.84
      No Doc /No Ratio / NINA (%)                             0
               purch (%)                                  77.02
              CO refi (%)                                 19.73
              Own Occ (%)                                 99.01
             Investor (%)                                  0.89
          Prepay Penalty (%)                              71.92
            wtd avg DTI (%)                               42.46
               DTI < 40%                                  30.25
             DTI 40 - 45%                                 20.16
             DTI 45 - 50%                                 29.52
             DTI 50 - 55%                                 16.44
               DTI > 55%                                   3.64
          ARM ? (% of total)                              86.43
           2/28 (% of total)                              63.36
           3/27 (% of total)                              19.99
           5/25 (% of total)                               3.38
             1st Lien (%)                                   100
           Avg Loan Balance                         $166,972.90
              # of Loans                                  2,222
         Loan Bal < $100k (%)                              13.1
          Mtg Rates > 12% (%)                                 0
           Manuf Housing (%)                                  0
           largest state (%)                              18.53                CA
             IO loans (%)                                 39.14
              10yr IO (%)                                  1.68
              5yr IO (%)                                  37.47
              2 yr IO (%)                                     0
               IO: FICO                                     660
              IO LTV (%)                                  80.17
              IO DTI (%)                                   42.6
            IO full doc (%)                               35.23
             IO: purch (%)                                31.55


Loan Type                   Teaser           IO Term    Loan Term   Gross          Avg. Balance        Initial Rate      % of pool
                            Period (mths)    (mths)                  Margin        ($)                 (Annual %)
-----------------------------------------------------------------------------------------------------------------------------------
Please make appropriate additions to include relevant ARM and/or IO loan types in the deal, and complete the fields listed below
1 YR ARM                       0                 0         360      5.31224         $243,588.00           7.355              0.26
15 YR FIXED                    0                 0         186            0         $104,227.11           6.871              0.59
2 YR ARM                       0                 0         360      5.66012         $142,227.81           7.618             33.16
2 YR ARM BALLOON 40/30         0                 0         360      5.82531         $210,360.85           8.287              1.47
2 YR ARM IO                    0                60         360      5.30766         $236,865.42           7.264             28.73
3 YR ARM                       0                 0         360      5.65747         $153,525.73           7.498             11.63
3 YR ARM IO                    0                60         360      5.29234         $186,989.36           7.099              8.37
30 YR FIXED                    0                 0         360            0         $130,517.34           7.332             12.17
30 YR FIXED IO                 0                60         360            0         $196,957.31           8.706              0.37
5 YR ARM                       0                 0         360      5.22031         $165,812.74            6.87              1.03
5 YR ARM BALLOON 40/30         0                 0         360      5.57921         $164,713.89           7.915              0.09
5 YR ARM IO                    0               120         360      5.11717         $282,807.54           7.251              1.68
6 MO ARM                       0                 0         360         4.75          $70,339.39            6.75              0.02
FIXED BALLOON 30/15            0                 0         180            0          $39,641.59           7.875              0.01
FIXED BALLOON 40/30            0                 0         360            0         $224,464.98           8.004              0.42



This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

FFMLT 2006 FF6
PREPAYMENT PENALTY TYPES

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                                                       Weighted
                                        Pct. Of   Weighted     Weighted                   Avg.      Wt. Avg.
                                        Pool By     Avg.         Avg.        Avg.      Combined       CLTV        Pct.        Pct.
            Number      Principal      Principal   Gross       Current    Principal    Original       incld       Full       Owner
Criteria   of Loans      Balance        Balance    Coupon        FICO      Balance        LTV          SS.        Doc       Occupied
------------------------------------------------------------------------------------------------------------------------------------
3%2%1%       189       $24,990,147       6.74%     7.53%          642      $132,223      81.01%      95.62%       78.91%     98.76%
HE6MO80PCT 1,401      $241,829,738      65.18%     7.37%          654      $172,612      80.20%      96.64%       81.30%     99.15%
NA           632      $104,193,904      28.08%     7.52%          663      $164,864      80.15%      96.77%       70.68%     98.76%
------------------------------------------------------------------------------------------------------------------------------------
Total:     2,222      $371,013,790     100.00%     7.42%          656      $166,973      80.24%      96.61%       78.16%     99.01%
------------------------------------------------------------------------------------------------------------------------------------

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

FFMLT 2006 FF6
PPOTERM

This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                                                                                       Weighted
                                        Pct. Of   Weighted     Weighted                   Avg.      Wt. Avg.
                                        Pool By     Avg.         Avg.        Avg.      Combined      CLTV         Pct.        Pct.
            Number      Principal      Principal   Gross       Current    Principal    Original      incld        Full       Owner
Criteria   of Loans      Balance        Balance    Coupon        FICO      Balance        LTV         SS.         Doc       Occupied
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
0            632      $104,193,904      28.08%     7.52%          663      $164,864      80.15%      96.77%       70.68%     98.76%
12            55        $9,245,203       2.49%     7.55%          669      $168,095      79.84%      96.37%       63.46%     97.21%
24           973      $170,661,850      46.00%     7.44%          651      $175,398      80.22%      97.10%       79.95%     99.03%
36           562       $86,912,832      23.43%     7.25%          655      $154,649      80.43%      95.48%       85.15%     99.46%
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Total:     2,222      $371,013,790     100.00%     7.42%          656      $166,973      80.24%      96.61%       78.16%     99.01%
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